AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED SEPTEMBER 25, 2019
Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of November 11, 2022:

Name of Fund	Annual Supervision and Admin Fee	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X Thematic Growth ETF	0.50%	November 13, 2018	November 12, 2021	October 25, 2019
Global X Alternative Income ETF	0.50%	March 10, 2015	November 12, 2021	July 13, 2015
Global X Blockchain & Bitcoin Strategy ETF	0.65%	September 17, 2021		November 15, 2021
Global X Carbon Credits Strategy ETF		November 11, 2022
*	Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund.

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS /s/ Susan Lively
By: Susan Lively
Title: Secretary
GLOBAL X MANAGEMENT COMPANY LLC /s/ Susan Lively
By: Susan Lively
Title: General Counsel